UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL MEDICAL STAFFING, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-2233202
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

542 East 3rd Street Brooklyn, New York	11218
(Address of principal executive officers)	(Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common stock, par value of $0.0001 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ⁫

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates: 333-148158

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                       Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form SB-2 (File No. 333-148158) as filed with the Securities and Exchange Commission on December 19, 2007 (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits

3.1	Articles of Incorporation*

3.2	By-laws*

4.1	Specimen Stock Certificate*

* incorporated by reference from Registrant's Registration Statement on Form SB-2 filed on December 19, 2007, Registration No. 333-148158.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL MEDICAL STAFFING, INC.

By:	/s/ Aron Fishl Paluch

President and Director January 16, 2007